THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                  QUANTECH LTD.

$_______________                                           ______________, 1997
                                                                (Date of Issue)

         1. The Convertible Note. Quantech Ltd., a Minnesota corporation (hereinafter the "Company") promises to pay to the order of (hereinafter the "Holder"), at the Holder's address as registered with the Company or at such other place as the Holder may designate in writing from time to time, Dollars ($ ), in legal tender of the United States, with interest accruing on the unpaid principal balance as of the date hereof at the rate of ___________ percent (______%) per annum (which is equal to five percent (5%) plus the Prime Rate as quoted in the Wall Street Journal on the date hereof). The entire principal and accrued interest on this Convertible Note shall be due and payable in full, in cash, on the earliest to occur of (i) June 1, 1998, (ii) the completion by the Company of its next private or public equity financing with gross proceeds of at least $5,000,000 ("Financing") or (iii) the completion of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety ("Sale"), (iv) the completion of any consolidation or merger to which the Company is a party or any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company) ("Merger"), or
(v) the execution of any licensing arrangement in connection with which the Company provides the right to control a significant portion of its business and receives cash in excess of $5,000,000 upon execution of such arrangement ("Licensing"). Interest shall be computed on the basis of actual days elapsed in a year of three hundred sixty (360) days. With 20 days' written notice from the Company, the indebtedness evidenced by this Convertible Note may be prepaid in whole or in part at any time without penalty or premium, but partial prepayments shall be applied first to accrued interest payments owing hereunder. This Convertible Note is delivered by the Company in accordance with the Subscription and Loan Agreement of even date herewith entered into by the Holder and accepted by the Company.

         2. Subordination. This Convertible Note is secured by the Company's assets as set forth in the Security Agreement of even date herewith. The terms of this Convertible Note are subject to the terms of the Security Agreement and Inter-Creditor Agreement each dated of even date herewith. The Company covenants and agrees, and each Holder of the Convertible Note by acceptance thereof covenants and agrees, that the payment of the principal of and the interest on the Convertible Note is hereby expressly subordinated and made subject to the prior payment in full of all indebtedness of the Company outstanding on the date hereof or hereafter incurred (i) for money borrowed by the Company from banks, finance companies, trust companies, pension trusts, insurance companies or other financial institutions; (ii) in connection with the issuance of tax exempt notes or debentures; and (iii) in connection with the acquisition of capital equipment (collectively, the "Senior Debt"). By acceptance of the Convertible Note, the Holder expressly agrees that Agent appointed in the Inter-Creditor Agreement has the authority to execute subordination agreements on behalf of the Holder with holders of the Senior Debt.

         3. Transferability. The Convertible Note may be converted into Common Stock of the Company pursuant to the terms of Section 6 hereof (the "Conversion Shares"), and the Convertible Note and the Conversion Shares may be transferred, subject to the following conditions. The Holder of the Convertible Note, by acceptance thereof, agrees to give written notice to the Company at least ten
(10) days before transferring or converting the Convertible Note, or transferring any Conversion Shares, of such Holder's intent to do so, describing briefly the manner of the proposed transfer or conversion. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of counsel satisfactory in form and substance to the Company, the proposed transfer or conversion may be effected without constituting a violation of the applicable federal and state securities laws, such Holder shall be entitled to transfer or convert the Convertible Note or to dispose of the Conversion Shares received upon conversion of the Convertible Note as contemplated in the above referred to notice provided by the Holder to the Company, provided that an appropriate legend may be endorsed on the Convertible Note or the certificates for any of the Conversion Shares respecting restrictions on transfer thereof necessary or advisable in the opinion of counsel satisfactory in form and substance to the Company to prevent further transfers which would be in violation of the securities laws or adversely affect the exemptions relied upon by the Company. To such effect, the Company may request that the intended transferee execute an investment and representation letter satisfactory in form and substance to the Company. Upon transfer of the Convertible Note or any Conversion Shares, the transferee, by acceptance of the Convertible Note or Conversion Shares, agrees to be bound by the provisions, terms, conditions and limitations of the Convertible Note and the investment and representation letter, if any, required by the Company. If
(a) no opinion of counsel referred to in this Section has been provided to the Company, or (b) in the opinion of such counsel the proposed transfer, conversion or disposition of the Convertible Note or the Conversion Shares described in the Holder's written notice given pursuant to this Section may not be effected without registration or without adversely affecting the exemptions relied upon by the Company, the Holder will limit its activities and restrict its transfer, conversion or disposition accordingly.

         4. Exchange of Convertible Note. At any time at the request of any Holder of the Convertible Note and upon compliance with the provisions of
Section 3 above and surrender of such Convertible Note for such purpose to the Company at its principal office or such other office or agency as it may authorize for such purpose, the Company at its expense (except for any transfer tax arising out of the exchange) shall execute and deliver in exchange therefor a new Convertible Note or Convertible Notes, in the denomination or denominations ($1,000 and integral multiples thereof only, plus one Convertible
Note in a lesser denomination if required) as such Holder may request, in an aggregate principal amount equal to the unpaid portion of the principal amount of the Convertible Note surrendered and substantially in the form thereof, dated as of the date of the Convertible Note so surrendered and payable to or upon the order of such Holder.

         5.   Replacement  of  Convertible   Note.   Upon  receipt  of  evidence
satisfactory to the Company of the loss, theft, destruction or mutilation of the

Convertible Note and in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity satisfactory to the Company if requested by the Company, or in the case of any such mutilation, upon surrender and cancellation of such Convertible Note, the Company shall issue a new Convertible Note identical in form to the lost, stolen, destroyed or mutilated Convertible Note.

         6.       Conversion of Convertible Note.

                  (a) Right of Conversion. Subject to and upon compliance with the provisions of Section 3 above and this Section, the Holder of this Convertible Note or any Convertible Notes issued in exchange for it shall have the right at any time after the Conversion Price (as defined below) is determined and prior to the payment in full of this Convertible Note, at the Holder's option, to convert the principal amount of any such Convertible Note (with accrued interest up to the date of conversion to be paid in cash in full), or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock of the Company obtained by dividing the principal amount of the Convertible Note, or portion thereof to be converted, by the Conversion Price (as defined below), subject to adjustments as provided herein and by surrender of the Convertible Note, such surrender to be made in the manner provided in this Section. For purposes of this Convertible Note, the "Conversion Price" shall be equal to the lesser of (a) $.25 per share, (b) the average of the last sale price of the Company's Common Stock for each of the 10 consecutive trading days immediately preceding December 20, 1997 or (c) the price per share determined as follows: (i) 80% of the per share price at which any shares of the Company's Common Stock are sold in a Financing which is prior to the closing of a Sale, Merger or Licensing (as such terms are defined below), or (ii) in the case of any Sale which is prior to the closing of a Financing, Merger or Licensing, 80% of the per share consideration the shareholders of the Company would be entitled to receive if there was a distribution to the shareholders (assuming the exercise of outstanding "in-the-money" options and Convertible Notes, including this Convertible Note) of proceeds from the Sale, or (iii) in case of any Merger which is prior to the closing of a Financing, Sale or Licensing, 80% of the average of the last sale price of the Company's Common Stock for the 20 consecutive trading days immediately following the public announcement of the Merger, or (iv) in the case of any Licensing which is prior to the closing of a Financing, Sale or Merger, 80% of the average of the last sale price of the Company's Common Stock for the 20 consecutive trading days immediately following the public announcement of the Licensing, or (v) in the event there is no Financing, Sale, Merger or Licensing prior to June 1, 1998, the Conversion Price shall be the lower of (A) 80% of the average of the last sale price of the Company's Common Stock for each of the 20 consecutive trading days immediately preceding the issuance of this Convertible Note or (B) 80% of the average of the last sale price of the Company's Common Stock for each of the 20 consecutive trading days prior to June 1, 1998.

                  (b) Conversion Price, Subject to Adjustment. The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the Holder thereafter will be entitled to receive the number of shares of Common Stock obtained by dividing the then effective Conversion Price by the Conversion Price resulting from such adjustment.

                  (c) Stock Split or Combination. In case the corporation shall at any time subdivide or split its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision or split shall be proportionately reduced, and conversely in case the outstanding Common Stock of the corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (d) Capital Reorganization, Merger, Etc. If any capital reorganization or reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that Holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Common Stock of the corporation immediately theretofore receivable upon the conversion of the Convertible Note, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore receivable upon the conversion of the Convertible Note had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price and of the number of shares receivable upon the conversion of the Convertible Note) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of the Convertible Note. The corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than this corporation), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holders at the last address of such Holders appearing on the books of the corporation, the obligation to deliver to such Holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holders may be entitled to receive.

                  (e) Notice of Adjustment of Conversion Price. Upon any adjustment of the Conversion Price, then and in each such case the corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered Holders affected by such adjustment at the addresses of such Holders as shown on the books of the corporation, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the conversions of the Convertible Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (f)      Other Notices.  In case at any time:

                           (i)      the corporation  shall pay any dividend
payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the Holders of its Common Stock;

                           (ii)     the  corporation  shall offer for
subscription pro rata to the Holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iii)    there shall be any capital reorganization,
reclassification of the capital stock of the corporation, or consolidation or merger of the corporation with, or sale of all or substantially all of its assets to another corporation; or

                           (iv)     there shall be a voluntary or involuntary
dissolution,  liquidation or winding up of the corporation;

         then, in any one or more of said cases, the corporation shall give written notice, by first-class mail, postage prepaid, addressed to the Holders at the addresses of such Holders as shown on the books of the corporation, of the date on which (aa) the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights, or (bb) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the Holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the corporation's transfer books are closed in respect thereto.

                  (g) Surrender of Convertible Note. In order to exercise the conversion privilege, the Holder of the Convertible Note to be converted in whole or in part shall surrender such Convertible Note to the Company at its principal office or at such other agency maintained for such purpose by the Company, and shall give written notice to the Company at such office or agency that the Holder elects to convert such Convertible Note or the portion thereof specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. The Convertible Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name of the original Holder, be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by each Holder of his duly authorized attorney. After the surrender of such Convertible Note, as aforesaid, the Company shall issue and shall deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of capital stock issuable upon the conversion of such Convertible Note or portion thereof in accordance with the provisions of this Section. Any fractional interest in respect of a share arising upon such conversion shall be settled as provided in Subsection (c) of this Section. In case any Convertible Note of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall pay the remaining unconverted balance in cash.

                  (h)      Fractional   Shares.  No  fractional  shares  of
Common Stock shall be issued upon conversion of the Convertible Note. Any portion of the Convertible Note not convertible into a whole share of Common Stock shall be paid in cash.

         8. Events of Default. Each of the following events shall be an Event of Default ("Event of Default") for purposes of the Convertible Note:

                  (a) Convertible Note Terms. The Company defaults in the due and punctual performance or observance of any material terms contained in the Convertible Note, and such default continues for a period of thirty (30) consecutive days after written notice thereof to the Company by any Holder of the Convertible Note or Common Stock issued upon conversion of the Convertible Note; except that any default occurring due to the failure of the Company to act in accordance with Section 8(b) hereof will result in an immediate default by the Company and such default may be waived by the Holders of a majority of the total principal amount of the then outstanding Convertible Notes in substantially the same form as this Convertible Note; or

                  (b) Insolvency Matters. The Company makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files a voluntary petition in bankruptcy, or is adjudicated a bankrupt or insolvent, or files any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or files any answer admitting or fails to deny the material allegations of a petition filed against the Company for any such relief, or seeks or consents to or acquiesces in the appointment of any trustee, receiver or liquidator of the Company or all or any substantial part of the properties of the Company, or the Company or its directors or majority stockholders take any action looking to the dissolution or liquidation of the Company.

         9. Remedies on Default. Upon the occurrence of an Event of Default as described under Section 8 hereof, the Holder may (a) declare the principal amount hereof and all accrued but unpaid interest thereon through the date of the Company's full payment hereof, to be immediately due and payable upon written notice from the Holder to the Company; (b) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code; (c) exercise or enforce any or all other rights or remedies available to each Holder hereof by law or agreement pursuant to the terms of the Security Agreement, against the Company or against any other person or property.

         10.      Registration Rights.

         (a) If at any time after the date of this Convertible Note and prior to the end of the one-year period following complete exercise of this Convertible Note or __________________________, 2003, whichever occurs earlier, the Company proposes to register under the 1933 Act (except by a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the 1933 Act, any of its securities, it will give written notice to all Holders of this Convertible Note and any Conversion Shares of its intention to do so and, on the written request of any such Holder given within twenty (20) days after receipt of any such notice (which request shall specify the interest in this Convertible Note or the Conversion Shares intended to be sold or disposed of by such Holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Conversion Shares, the Holders of which shall have requested the registration or qualification thereof, to be included in such registration statement proposed to be filed by the Company; provided, however, that if a greater number of Conversion Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Conversion Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

         (b) Further, on a one-time basis only, provided Form S-3, or such successor form as may be adopted, is available, during the term of this Convertible Note, upon request by the Holder or Holders of a majority in interest of (i) this Convertible Note, (ii) any Convertible Notes issued pursuant to the offering described in the Company's Private Placement Memorandum dated April 9, 1997, as restated on October ____, 1997, and (iii) any Conversion Shares underlying all such Convertible Notes, the Company will promptly take all necessary steps to register or qualify, under the 1933 Act and the securities laws of such states as the Holders may reasonably request, such number of Conversion Shares issued and to be issued upon exercise all of such Convertible Notes requested by such Holders in their request to the Company. The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Paragraph (b) for such period as may be reasonably necessary for such Holder or Holders of such Conversion Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law. Notwithstanding the foregoing, if in the reasonable opinion of the managing underwriter of any proposed financing by the Company a registration of the Conversion Shares pursuant to this Paragraph (b) would adversely affect the proposed financing, then the Company shall not be obligated to register any portion of the Conversion Shares until such time as the managing underwriter deems it would no longer adversely impact the proposed financing.

         (c) With respect to each inclusion of securities in a registration statement pursuant to this Section 10, the Company shall bear the following fees, costs, and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions, and transfer taxes for selling Holders and any other expenses relating to the sale of securities by the selling Holders not expressly included above shall be borne by the selling Holders;

         (d) The Company hereby indemnifies each of the Holders of this Convertible Note and of any Conversion Shares, and the officers and directors, if any, who control such Holders, within the meaning of Section 15 of the 1933 Act, against all losses, claims, damages, and liabilities caused by (1) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (and as amended or supplemented if the Company shall have furnished any amendments thereof or supplements thereto), any Preliminary Prospectus or any state securities law filings; (2) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein; and each such Holder by its acceptance hereof severally agrees that it will indemnify and hold harmless the Company, each of its officers who signs such Registration Statement, and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act, with respect to losses, claims, damages or liabilities which are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Holder expressly for use therein.

         11. Modification and Waiver. No purported amendment, modification or waiver of any provision hereof shall be binding unless set forth in a written document signed by the Company and the Holder of the Convertible Note (in the case of amendments or modifications) or by the party to be charged thereby (in the case of waivers). Any waiver shall be limited to the provision hereof in the circumstances or events specifically made subject thereto, and shall not be deemed a waiver of any other term hereof or of the same circumstance or event upon any reoccurrence thereof.

         12. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given, when received, if personally delivered or delivered by telex, telegram or telecopy, or five (5) days after depositing in the U.S. Mails for delivery by first class mail, postage prepaid and addressed as provided below,
(a) if to any Holder of the Convertible Note, addressed to such Holder at its address as shown on the books of the Company, or at such other address as such Holder may specify by written notice to the Company, or (b) if to the Company at 1419 Energy Park Drive, St. Paul, MN 55108, Attention: President, or at such other address as the Company may specify by written notice to the Holders of the Convertible Note or Common Stock issued upon conversion of the Convertible Note.

         13. Successors and Assigns. All the terms and provisions of the Convertible Note shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Company and each Holder of the Convertible Note, whether or not so expressed.

         14. Applicable Law. The laws of the State of Minnesota shall govern the validity of the Convertible Note, the construction of its terms and the interpretation of the rights and duties of the Company and each Holder of the Convertible Note.

         15. Waiver of Demand, Presentment and Notice of Dishonor. The undersigned and each endorser or guarantor hereof hereby waives demand, presentment, protest, notice of protest and notice of dishonor.

         16. Corporate Obligation. No recourse under or upon any obligation, covenant or agreement contained in this Convertible Note, or for any claim based hereon or otherwise in respect hereof, shall be had against any promoter, subscriber to shares, incorporator, shareholder, officer, or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor or corporation or through any trustee, receiver, or any other person, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, except as expressly agreed to by the party charged.

         IN WITNESS WHEREOF, the Company has caused this Convertible Note to be signed by its duly authorized officer as of the date first written above.


                                  Quantech Ltd.


                                  By_____________________________________
                                  Its____________________________________

                DATES AND PRINCIPAL AMOUNTS OF CONVERTIBLE NOTES

                       ISSUED TO AFFILIATES OF REGISTRANT





AFFILIATE                                 DATE OF ISSUE              AMOUNT


Gregory G. Freitag                        June 3, 1997            $  10,000

James F. Lyons                            June 3, 1997            $  25,000

Edward E. Strickland                      June 3, 1997            $  25,000

Strickland Family Limited Partnership     June 3, 1997            $  25,000

Robert Case                               June 30, 1997           $  50,000